As filed with the Securities and Exchange Commission on December 21, 2007
                                                    Registration No. 333-144245

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 1
                                     TO THE

                                    FORM S-1
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                         UNITED FINANCIAL BANCORP, INC.
             (Exact Name of Registrant as Specified in Its Charter)


          Maryland                           6712                   74-3242562
 (State or Other Jurisdiction of  (Primary Standard Industrial  (I.R.S. Employer
 Incorporation or Organization)    Classification Code Number)   Identification
                                                                  Number)


                                  95 Elm Street
                      West Springfield, Massachusetts 01089
                                 (413) 787-1700
   (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                    Registrant's Principal Executive Offices)

                               Richard B. Collins
                                  95 Elm Street
                      West Springfield, Massachusetts 01089
                                 (413) 787-1700
   (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                               Agent for Service)

                                   Copies to:
                            Robert B. Pomerenk, Esq.
                                 Eric Luse, Esq.
                             Robert I. Lipsher, Esq.
                       Luse Gorman Pomerenk & Schick, P.C.
                     5335 Wisconsin Avenue, N.W., Suite 400
                             Washington, D.C. 20015
                                 (202) 274-2000

PART II: INFORMATION  NOT  REQUIRED  IN PROSPECTUS


                         Deregistration of Common Stock

     This Post-Effective Amendment No. 1 is filed for the purpose of deregistering 16,631,162 shares of the $.01 par value common stock (the "Common Stock") of United Financial Bancorp, Inc., a Maryland corporation (the "Company"), heretofore registered and offered pursuant to the terms of the Prospectus dated October 12, 2007 and the Proxy Statement/Prospectus dated October 12, 2007. The Company previously registered 34,395,529 shares of Common Stock. The remaining 17,764,367 shares registered pursuant to this Registration Statement on Form S-1 have been issued in accordance with (i) the Prospectus in the subscription, community and syndicated community offerings described therein, and (ii) the Proxy Statement/Prospectus in the exchange offering described therein. The offering was completed on December 3, 2007.

     The Company has determined that no further shares will be offered, sold, issued and/or exchanged pursuant to the Prospectus and the Proxy Statement/Prospectus. The Company therefore requests deregistration of the unissued shares of Common Stock pursuant to this Registration Statement as soon as practicable after the filing of this Post-Effective Amendment No. 1.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Springfield, Commonwealth of Massachusetts, on December 20, 2007.

                                        UNITED FINANCIAL BANCORP, INC.


                                        By:  /s/ Richard B. Collins
                                             -------------------------------
                                             Richard B. Collins
                                             Chairman, President and Chief
                                             Executive Officer
                                             (Duly Authorized Representative)

                                POWER OF ATTORNEY

     We, the undersigned directors and officers of United Financial Bancorp, Inc. (the "Company"), hereby severally constitute and appoint Richard B. Collins as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Richard B. Collins may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-1 relating to the offering of the Company's common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Richard B. Collins shall do or cause to be done by virtue thereof.


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.



            Signatures                          Title                                   Date
            ----------                          -----                                   ----

/s/ Richard B. Collins                   Chairman, President and Chief
------------------------------------     Executive Officer                          December 20, 2007
Richard B. Collins                       (Principal Executive Officer)


/s/ Mark A. Roberts                      Execuitve Vice President and
------------------------------------     Chief Financial Officer                    December 20, 2007
Mark A. Roberts                          (Principal Financial and
                                         Accounting Officer)



/s/ Michael F. Crowley                   Director                                   December 20, 2007
------------------------------------
Michael F. Crowley


/s/ Carol Moore Cutting                  Director                                   December 20, 2007
------------------------------------
Carol Moore Cutting


/s/ Carol A. Leary                       Director                                   December 20, 2007
------------------------------------
Carol A. Leary


/s/ G. Todd Marchant                     Director                                   December 20, 2007
------------------------------------
G. Todd Marchant


/s/ Kevin E. Ross                        Director                                   December 20, 2007
------------------------------------
Kevin E. Ross

/s/ Robert A. Steward, Jr.               Director                                   December 20, 2007
-------------------------------
Robert A. Stewart, Jr.


/s/ Thomas H. Themistos                  Director                                   December 20, 2007
-------------------------------
Thomas H. Themistos


/s/ Michael F. Werenski                  Director                                   December 20, 2007
-------------------------------
Michael F. Werenski

